Exhibit 99.1

 Adamas Reports Third Quarter 2016 Financial Results

EMERYVILLE, Calif., November 3, 2016 -- Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS) today announced financial results for the quarter ended September 30, 2016.

“This was a milestone quarter for the company as we prepared for and submitted our New Drug Application (NDA) for ADS-5102 (amantadine hydrochloride) extended-release capsules for the potential treatment of levodopa-induced dyskinesia (LID) in patients with Parkinson’s disease in October 2016,” said Gregory T. Went, Ph.D., Chairman and Chief Executive Officer of Adamas Pharmaceuticals, Inc. “We are pleased that our platform, which focuses on developing chrono-synchronous therapies, continues to provide potential treatments for patients with chronic neurologic disorders, including Alzheimer’s and Parkinson’s disease.”

Recent and Upcoming Milestones

ADS-5102 (LID in Parkinson’s disease)

•	Submitted an NDA with the U.S. Food and Drug Administration (FDA) for ADS-5102 for the treatment of levodopa-induced dyskinesia (LID) in patients with Parkinson’s disease in October 2016

•
Presented data from EASE LID 3, the confirmatory Phase 3 trial of ADS-5102 (amantadine hydrochloride) extended-release capsules for the treatment of LID in patients with PD, at the 4th World Parkinson Congress

ADS-5102 (multiple sclerosis walking impairment)

•	Preparations on track for an end-of-Phase 2 meeting with FDA for ADS-5102 to treat walking impairment in patients with multiple sclerosis

ADS-4101 (epilepsy)

•	Expect to initiate a Phase 1 study of ADS-4101 for the treatment of partial onset epileptic seizures in healthy volunteers in the fourth quarter of 2016

NAMZARIC®
With our partner Forest Laboratories Holding Ltd. (a wholly owned subsidiary of Allergan plc), we:

•
Announced settlement with Amneal Pharmaceuticals related to a patent infringement litigation brought by Forest and Adamas in response to Amneal’s abbreviated new drug application seeking approval to market generic versions of NAMZARIC®.

•
Announced a new, expanded label and announced availability of full titration kits for NAMZARIC® (memantine HCl and donepezil HCl) for the treatment of patients with moderate to severe Alzheimer’s disease who are currently taking donepezil hydrochloride 10 mg. Adamas is entitled to receive low to mid-teens royalties starting in 2020.

Corporate

•	Appointed Michael F. Bigham, Chairman and Chief Executive Officer of Paratek Pharmaceuticals, Inc., to the Board of Directors

Third Quarter 2016 Financial Results

For the quarter ended September 30, 2016, Adamas reported a net loss of $14.4 million, or $0.66 per share, basic and diluted, compared with a net loss of $14.9 million, or $0.81 per share, basic and diluted, for the quarter ended September 30, 2015.

Research and development expenses for the quarter ended September 30, 2016, were $7.4 million, including $0.7 million in stock-based compensation expense, compared to $10.0 million for the quarter ended September 30, 2015, which included $0.8 million in stock-based compensation expense.  Research and development expenses for the current quarter declined over the prior year’s third quarter principally due to the completion of Phase 3 clinical trials on ADS-5102 for LID in support of the recent NDA submission.

General and administrative expenses for the quarter ended September 30, 2016, were $7.3 million, including $1.9 million in stock-based compensation expense, compared to $5.8 million for the same quarter in the prior year, which included $1.8 million in stock-based compensation expense.  The increase in general and administrative expenses was primarily due to increased investment in infrastructure to support anticipated commercialization of ADS-5102 for LID in the coming year.

Exhibit 99.1

Adamas ended the quarter with $145.9 million of cash, cash equivalents, and available-for-sale securities, a reduction of $12.1 million from the end of the prior quarter.

Nine-Month 2016 Financial Results

Adamas reported a net loss for the nine months ended September 30, 2016, of $45.1 million, or $2.09 per share, basic and diluted, compared with a net loss of $41.1 million, or $2.28 per share, basic and diluted, for the same period in 2015.

Research and development expenses for the nine months ended September 30, 2016, were $24.2 million, including $2.1 million in stock-based compensation expense, compared to $26.2 million for the nine months ended September 30, 2015, which included $2.3 million in stock-based compensation expense.

General and administrative expenses for the nine months ended September 30, 2016, were $22.0 million, including $5.6 million in stock-based compensation expense, compared to $16.6 million, including $4.9 million in stock-based compensation expense, for the same period in 2015.

About Adamas Pharmaceuticals, Inc.

Adamas is a pharmaceutical company that is developing new medicines to improve the daily lives of those affected by chronic neurologic disorders, including Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, and epilepsy.  Adamas has pioneered a platform based on an understanding of time dependent biologic effects of disease activity and drug response to achieve symptomatic relief without additional tolerability issues. We have developed a portfolio of chrono-synchronous therapies to potentially address chronic neurologic disorders. Our lead program, ADS-5102 in development for the treatment of levodopa-induced dyskinesia (LID) in patients with Parkinson’s disease, is currently being evaluated by the U.S. Food and Drug Administration (FDA) for potential approval in 2017.  ADS-5102 has additional opportunities to potentially provide symptomatic treatment of other chronic neurologic disorders such as multiple sclerosis walking impairment and several other indications. Our newest clinical development program, ADS-4101, is entering the clinic for the improved control of epileptic seizures.  Additionally, through our license agreement with Forest Laboratories Holding Ltd. (a wholly owned subsidiary of Allergan plc), the company is eligible to receive royalties on sales of NAMENDA XR® and NAMZARIC® beginning in June of 2018 and May of 2020, respectively.  For more information, please visit www.adamaspharma.com.

NAMENDA XR® and NAMZARIC® are registered trademarks of Merz Pharma GmbH & Co. KGaA.

Forward-looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements contained in this press release regarding the potential approval of ADS-5102 for the treatment of levodopa-induced dyskinesia in patients with Parkinson’s disease, additional indications for ADS-5102, and additional products such as ADS-4101. Words such as “look forward,” “on track,” “expect,” “potential,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to our research, clinical and development activities relating to ADS-5102 and ADS-4101, the regulatory and competitive environment and our business in general, see our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2016. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update any forward-looking statement in this press release.

Contact:
Martin Forrest
VP Corporate Communications & Investor Relations
510-450-3528

— Financial Tables Attached —

Exhibit 99.1

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$138	$768	$535	$1,392
Operating expenses
Research and development	7,437	9,960	24,183	26,198
General and administrative, net	7,344	5,803	22,043	16,568
Total operating expenses	14,781	15,763	46,226	42,766
Loss from operations	(14,643)	(14,995)	(45,691)	(41,374)
Interest and other income, net	249	85	593	265
Loss before income taxes	(14,394)	(14,910)	(45,098)	(41,109)
Provision (benefit) for income taxes	—	(51)	—	3
Net loss	$(14,394)	$(14,859)	$(45,098)	$(41,112)

Net loss per share, basic and diluted	$(0.66)	$(0.81)	$(2.09)	$(2.28)

Weighted average shares used in computing net loss per share, basic and diluted	21,941	18,395	21,616	18,001

Exhibit 99.1

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$9,776	$33,104
Available-for-sale securities	92,409	73,691
Accounts receivable	769	1,284
Prepaid expenses and other current assets	7,433	5,108
Total current assets	110,387	113,187
Property and equipment, net	3,078	2,353
Available-for-sale securities, non-current	43,725	13,165
Other assets	38	38
Total assets	$157,228	$128,743
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,956	$3,052
Accrued liabilities	6,306	8,457
Other current liabilities	301	298
Total current liabilities	12,563	11,807
Non-current liabilities	600	749
Total liabilities	13,163	12,556
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.001 par value — 5,000,000 shares authorized, and zero shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value — 100,000,000 shares authorized, 21,982,429 and 18,505,462 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	27	23
Additional paid-in capital	251,351	178,473
Accumulated other comprehensive loss	(64)	(158)
Accumulated deficit	(107,249)	(62,151)
Total stockholders’ equity	144,065	116,187
Total liabilities and stockholders’ equity	$157,228	$128,743

Exhibit 99.1

Adamas Pharmaceuticals, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(45,098)	$(41,112)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	562	306
Stock-based compensation	7,782	7,205
Net accretion of discounts and amortization of premiums of available-for-sale securities	(332)	850
Changes in assets and liabilities
Accrued interest of available-for-sale securities	(119)	(14)
Prepaid expenses and other assets	(2,325)	(393)
Accounts receivable	515	(412)
Accounts payable	3,007	(834)
Accrued liabilities and other liabilities	(2,431)	(469)
Net cash used in operating activities	(38,439)	(34,873)
Cash flows from investing activities
Purchases of property and equipment	(1,222)	(1,131)
Purchases of available-for-sale securities	(95,528)	(32,578)
Maturities of available-for-sale securities	46,795	33,745
Net cash provided by (used in) investing activities	(49,955)	36
Cash flows from financing activities
Proceeds from public offerings, net of offering costs	61,822	9,657
Proceeds from issuance of common stock upon exercise of stock options	2,918	671
Proceeds from employee stock purchase plan	326	181
Net cash provided by financing activities	65,066	10,509
Net decrease in cash and cash equivalents	(23,328)	(24,328)
Cash and cash equivalents at beginning of period	33,104	61,446
Cash and cash equivalents at end of period	$9,776	$37,118

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